     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 9, 2000
                                                        REGISTRATION NO. 1-15951
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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            ------------------------

                                AMENDMENT NO. 1
                                       TO
                                    FORM 10
                  GENERAL FORM FOR REGISTRATION OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR (g) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                            ------------------------

                                   AVAYA INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                   DELAWARE                                      22-3713430
         (STATE OR OTHER JURISDICTION                         (I.R.S. EMPLOYER
      OF INCORPORATION OR ORGANIZATION)                    IDENTIFICATION NUMBER)
             211 MOUNT AIRY ROAD                                   07920
              BASKING RIDGE, NJ                                  (ZIP CODE)
   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

              REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:
                                 (908) 953-6000

                            ------------------------

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

             TITLE OF EACH CLASS                       NAME OF EACH EXCHANGE ON WHICH
             TO BE SO REGISTERED                       EACH CLASS IS TO BE REGISTERED
             -------------------                       ------------------------------
                COMMON STOCK,                             NEW YORK STOCK EXCHANGE
          PAR VALUE $0.01 PER SHARE

        SERIES A JUNIOR PARTICIPATING                     NEW YORK STOCK EXCHANGE
       PREFERRED STOCK PURCHASE RIGHTS

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                                      NONE

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

                                   AVAYA INC.

               I.  INFORMATION INCLUDED IN INFORMATION STATEMENT
                    AND INCORPORATED IN FORM 10 BY REFERENCE

     Our Information Statement may be found as Exhibit 99.1 to this Form 10. For your convenience, we have below provided a cross-reference sheet identifying where the items required by Form 10 can be found in the Information Statement.

              CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT
                              AND ITEMS OF FORM 10

ITEM
NO.                    CAPTION                             LOCATION IN INFORMATION STATEMENT
----                   -------                             ---------------------------------
 1.    Business...............................    "Summary," "The Distribution," "Risk Factors,"
                                                  "Forward Looking Statements," "Capitalization,"
                                                  "Management's Discussion and Analysis of Financial
                                                  Condition and Results of Operations," "Business"
                                                  and "Relationship Between Lucent and Our Company
                                                  After the Distribution"
 2.    Financial Information..................    "Summary," "Selected Financial Information,"
                                                  "Unaudited Pro Forma Condensed Financial
                                                  Statements" and "Management's Discussion and
                                                  Analysis of Financial Condition and Results of
                                                  Operations"
 3.    Properties.............................    "Business -- Properties"
 4.    Securities Ownership of Our Beneficial
         Owners and Management................    "The Distribution," "Management," "Ownership of Our
                                                  Common Stock" and "Related Transactions and Equity
                                                  Investment"
 5.    Directors and Executive Officers.......    "Management"
 6.    Executive Compensation.................    "Management" and "Ownership of Our Common Stock"
 7.    Our Relationships and Related
         Transactions.........................    "Relationship Between Lucent and Our Company After
                                                  the Distribution," "Management -- Employment
                                                  Agreements" and "Related Transactions and Equity
                                                  Investment"
 8.    Legal Proceedings......................    "Business -- Legal Proceedings"
 9.    Market Price of and Dividends on the
         Registrant's Common Equity and
         Related Shareowner Matters...........    "The Distribution," "Dividend Policy" and
                                                  "Description of Capital Stock"
10.    Recent Sales of Unregistered
         Securities...........................    Not Included (see Part II below)
11.    Description of Registrant's Securities
         to be Registered.....................    "The Distribution," "Dividend Policy" and
                                                  "Description of Capital Stock"
12.    Indemnification of Directors and
         Officers.............................    "Indemnification of Directors and Officers"
13.    Financial Statements and Supplementary
         Data.................................    "Unaudited Pro Forma Condensed Financial
                                                  Statements" and "Index to Combined Financial
                                                  Statements"
14.    Changes In and Disagreements with
         Accountants on Accounting and
         Financial Matters....................    Not Applicable
15.    Financial Statements and Exhibits......    "Unaudited Pro Forma Condensed Financial
                                                  Statements" and "Index to Combined Financial
                                                  Statements"

             II.  INFORMATION NOT INCLUDED IN INFORMATION STATEMENT

ITEM 10.  RECENT SALES OF UNREGISTERED SECURITIES

     We were incorporated under the laws of the State of Delaware under the name "Lucent EN Corp." on February 16, 2000. Lucent EN issued 1,000 shares of its common stock, par value $0.01 per share, to Lucent Technologies Inc., a Delaware corporation, in consideration of a capital contribution of $10.00 by Lucent Technologies Inc. Such issuance was exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof because such issuance did not involve any public offering of securities. As of June 27, 2000, our name was changed to "Avaya Inc."

     On August 8, 2000, we entered into an agreement to sell 4,000,000 shares of Series B convertible participating preferred stock and warrants to purchase shares of our common stock to Warburg, Pincus Equity Partners, L.P. and several related investment funds for a total of $400 million. This transaction will be exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof because such issuances do not involve any public offering of the securities. For a more detailed description of this equity investment, please see the information under the captions "Management's Discussion and Analysis of Financial Condition and Results of
Operations -- Liquidity and Capital Resources" and "Related Transactions and Equity Investment" in the Information Statement.

ITEM 15.  FINANCIAL STATEMENTS AND EXHIBITS

     (a) Financial Statements filed as part of this registration statement

     Combined Financial Statements:
       Combined Statements of Income for the three fiscal
        years ended September 30, 1999 and the nine months
        ended June 30, 2000 and 1999 (unaudited)............  F-3
       Combined Balance Sheets as of September 30, 1998 and
        1999 and June 30, 2000 (unaudited)..................  F-4
       Combined Statements of Changes in Invested Equity for
        the three fiscal years ended September 30, 1999 and
        the nine months ended June 30, 2000 and 1999
        (unaudited).........................................  F-5
       Combined Statements of Cash Flows for the three
        fiscal years ended September 30, 1999 and the nine
        months ended June 30, 2000 and 1999 (unaudited).....  F-6
     Financial Statement Schedule:
       Schedule II- Valuation and Qualifying Accounts for
        the three fiscal years ended September 30, 1999.....  S-1

     (b) Exhibits

EXHIBIT
NO.                               DESCRIPTION
-------                           -----------
  2       Contribution and Distribution Agreement**
  3.1     Restated Certificate of Incorporation of Avaya Inc.**
  3.2     Amended and Restated By-laws of Avaya Inc.**
  4.1     Specimen Common Stock certificate*
  4.2     Restated Certificate of Incorporation of Avaya Inc. (filed as Exhibit 3.1 hereto)**
  4.3     Amended and Restated By-laws of Avaya Inc. (filed as Exhibit
          3.2 hereto)**
  4.4     Rights Agreement between Avaya Inc. and The Bank of New
          York, as Rights Agent**
  4.5     Form of Certificate of Designations of Series A Junior
          Participating Preferred Stock (attached as Exhibit A to the
          Rights Agreement filed as Exhibit 4.4 hereto)**
  4.6     Form of Right Certificate (attached as Exhibit B to the
          Rights Agreement filed as Exhibit 4.4 hereto)**

EXHIBIT
NO.                               DESCRIPTION
-------                           -----------
 10.1     Contribution and Distribution Agreement (filed as Exhibit 2 hereto)**
 10.2     Interim Services and Systems Replication Agreement**
 10.3     Employee Benefits Agreement**
 10.4     Tax Sharing Agreement**
 10.5     Avaya Inc. Short Term Incentive Plan**
 10.6     Avaya Inc. 2000 Long Term Incentive Plan**
 10.7     Avaya Inc. 2000 Long Term Incentive Plan Restricted Stock
          Unit Award Agreement**
 10.8     Avaya Inc. 2000 Long Term Incentive Plan Nonstatutory Stock
          Option Agreement**
 10.9     Avaya Inc. Deferred Compensation Plan**
 10.10    Employment Agreement of Mr. Peterson, dated August 8, 1995**
 10.11    Avaya Inc. Supplemental Pension Plan**
 10.12    Avaya Inc. 2000 Stock Compensation Plan for Non-Employee
          Directors**
 10.13    Trademark License Agreement**
 10.14    Patent and Technology License Agreement**
 10.15    Technology Assignment and Joint Ownership Agreement**
 10.16    Development Project Agreement**
 10.17    Preferred Stock and Warrant Purchase Agreement**
 10.18    Certificate of Designations, Preferences and Rights of
          Series B Convertible Participating Preferred Stock of Avaya
          Inc. (attached as Exhibit A to the Preferred Stock and
          Warrant Purchase Agreement filed as Exhibit 10.17 hereto)**
 10.19    Form of Warrant (attached as Exhibit B to the Preferred
          Stock and Warrant Purchase Agreement filed as Exhibit 10.17 hereto)**
 11       Statement re: Computation of Per Share Earnings*
 21       List of Subsidiaries of Avaya Inc.**
 27       Financial Data Schedule**
 99.1     Avaya Inc. Information Statement dated             , 2000**

---------------
 * To be filed by amendment.

** Filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          AVAYA INC.,
                                          (Registrant)

                                          By: /s/ DONALD K. PETERSON
                                            ------------------------------------
                                              Name: Donald K. Peterson
                                              Title: President and Chief
                                              Executive Officer

Date: August 9, 2000

                               INDEX TO EXHIBITS

EXHIBIT
NO.                               DESCRIPTION
-------                           -----------
  2       Contribution and Distribution Agreement**
  3.1     Restated Certificate of Incorporation of Avaya Inc.**
  3.2     Amended and Restated By-laws of Avaya Inc.**
  4.1     Specimen Common Stock certificate*
  4.2     Restated Certificate of Incorporation of Avaya Inc. (filed as Exhibit 3.1 hereto)**
  4.3     Amended and Restated By-laws of Avaya Inc. (filed as Exhibit
          3.2 hereto)**
  4.4     Rights Agreement between Avaya Inc. and The Bank of New
          York, as Rights Agent**
  4.5     Form of Certificate of Designations of Series A Junior
          Participating Preferred Stock (attached as Exhibit A to the
          Rights Agreement filed as Exhibit 4.4 hereto)**
  4.6     Form of Right Certificate (attached as Exhibit B to the
          Rights Agreement filed as Exhibit 4.4 hereto)**
 10.1     Contribution and Distribution Agreement (filed as Exhibit 2 hereto)**
 10.2     Interim Services and Systems Replication Agreement**
 10.3     Employee Benefits Agreement**
 10.4     Tax Sharing Agreement**
 10.5     Avaya Inc. Short Term Incentive Plan**
 10.6     Avaya Inc. 2000 Long Term Incentive Plan**
 10.7     Avaya Inc. 2000 Long Term Incentive Plan Restricted Stock
          Unit Award Agreement**
 10.8     Avaya Inc. 2000 Long Term Incentive Plan Nonstatutory Stock
          Option Agreement**
 10.9     Avaya Inc. Deferred Compensation Plan**
 10.10    Employment Agreement of Mr. Peterson, dated August 8, 1995**
 10.11    Avaya Inc. Supplemental Pension Plan**
 10.12    Avaya Inc. 2000 Stock Compensation Plan for Non-Employee
          Directors**
 10.13    Trademark License Agreement**
 10.14    Patent and Technology License Agreement**
 10.15    Technology Assignment and Joint Ownership Agreement**
 10.16    Development Project Agreement**
 10.17    Preferred Stock and Warrant Purchase Agreement**
 10.18    Certificate of Designations, Preferences and Rights of
          Series B Convertible Participating Preferred Stock of Avaya
          Inc. (attached as Exhibit A to the Preferred Stock and
          Warrant Purchase Agreement filed as Exhibit 10.17 hereto)**
 10.19    Form of Warrant (attached as Exhibit B to the Preferred
          Stock and Warrant Purchase Agreement filed as Exhibit 10.17 hereto)**
 11       Statement re: Computation of Per Share Earnings*
 21       List of Subsidiaries of Avaya Inc.**
 27       Financial Data Schedule**
 99.1     Avaya Inc. Information Statement dated             , 2000**

---------------
 * To be filed by amendment.

** Filed herewith.